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                                                                    Exhibit 99.3


                               REQUEST FOR WAIVER

                        CAPITAL ONE FINANCIAL CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

To:  Treasurer
     Capital One Financial Corporation
     8000 Jones Branch Drive                      Telephone:  (703) 875-1000
     McLean, VA 22102                             Fax Number: (703) 875-1079

This form is to be used by Participants in the Capital One Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan") who are requesting authorization from Capital One Financial Corporation (the "Company") to make optional cash investments under the Plan in excess of the permitted $10,000 monthly maximum.

A new form must be completed each time the Participant wishes to make an optional cash investment in excess of the $10,000 monthly maximum. The Company will not accept this form unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the Participant has received a current copy of the Prospectus relating to the Plan; and (iii) the Participant will submit a copy of this Request for Waiver (approved by the Company) with payment for the approved optional cash investment amount to EquiServe Trust Company, N.A., the Plan Administrator. If required, the Participant must also submit, at this time, an Enrollment Authorization Form and/or Broker Nominee Form to the Plan Administrator.

GOOD FUNDS ON ALL ACCEPTED REQUESTS FOR WAIVER MUST BE RECEIVED BY THE PLAN ADMINISTRATOR BEFORE THE CLOSE OF BUSINESS ON THE TRADING DAY PRIOR TO THE BEGINNING OF THE RELEVANT PRICING PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE(S).


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_______________________________________________________________________________________________________________

..  REQUEST FOR WAIVER-TO BE COMPLETED BY WAIVER APPLICANT

$
 ___________________________________________                      _____________________________________________
Aggregate Optional Cash Investment Requested                      Print name as it appears on share certificate
                                                                  (or name of beneficial owner)

Pricing Period begins:  ____________________                      _____________________________________________
                                                                  Tax ID Number(s)          Date
Pricing Period ends:  ______________________


Investment Dates will be (check one):                             _____________________________________________
                                                                  Address

[_] Each Trading Day during the Pricing Period
     (Purchase Price will be the average of the high and low      _____________________________________________
       sales prices on the NYSE on each Investment Date), OR      City              State            Zip

[_] The last Trading Day of the Pricing Period                    _____________________________________________
     (Purchase Price will be the average daily high               Phone                                Fax
       and low  sales prices on the NYSE for each
       Trading Day during the Pricing Period).



Participant's Signature(s): __________________________      _________________________     Date:  ______________

Manner of Payment:     Check_____     Wire_____    Money Order_____
(1)  Payment by other than Wire or Check requires approval of Capital One Financial Corporation

_______________________________________________________________________________________________________________

..        ACCEPTANCE SECTION-TO BE COMPLETED BY CAPITAL ONE FINANCIAL CORPORATION

$
 __________________________________________                       _____________________________________________
Aggregate Optional Cash Investment Approved                       Approved By (Signature)


___________________________________________                       _____________________________________________
Form of Payment Approved                                          Name                               Title

$
__________________________________________                       _____________________________________________
Applicable Threshold Price                                        Applicable Waiver Discount


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